                                                                      EXHIBIT 21

      Information relating to certain of the subsidiaries of Banknorth Group, Inc. as of February 28, 2004 is set forth below. All of the indicated subsidiaries are directly or indirectly wholly-owned by Banknorth Group, Inc., except as indicated below.


    Direct Subsidiaries:

    Name                                                Jurisdiction of Incorporation
    ----                                                -----------------------------
    Banknorth, NA                                                United States
    Peoples Heritage Capital Trust I                             Delaware
    Banknorth Capital Trust I                                    Delaware
    Banknorth Capital Trust II                                   Delaware
    Ipswich Statutory Trust I                                    Connecticut
    Northgroup Captive Insurance, Inc.                           Vermont
    Northgroup Realty, Inc.                                      Vermont

    Indirect Subsidiaries:

    Name                                                Jurisdiction of Incorporation
    ----                                                -----------------------------
    Bancnorth Investment Planning Group, Inc. (1)(2)             Maine
    Banknorth Leasing Corp. (1)                                  Maine
    Banknorth Insurance Group, Inc. (1)(3)                       Maine
    Northgroup Asset Management Company (1)(4)                   Maine


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(1)  Subsidiary of Banknorth, NA.

(2) Holds as a subsidiary Bancnorth Investment and Insurance Agency, Inc., a Massachusetts corporation.

(3) Holds as subsidiaries Morse, Payson & Noyes Insurance, a Maine corporation, and Banknorth Insurance Agency, Inc. / MA, a Massachusetts corporation.

(4) Owns 100% of the common securities of Northgroup Preferred Capital Corp., a Maine corporation which has qualified as a real estate investment trust under the Internal Revenue Code. Banknorth, NA owns 87% of the preferred securities of Northgroup Preferred Capital Corp.